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                                                                    EXHIBIT 99.1

                    FOR RELEASE 4:00 P.M. EDT - June 6, 2002


            Investor Contact:                         Media Contact:
            Perot Systems Corporation                 Perot Systems Corporation
            John Lyon                                 Mindy Brown Malooly
            Phone:(877) PER-NYSE                      phone:(972) 577-6165
            Fax: (972) 577-6790                       fax: (972) 577-4484
            invest@ps.net                             mindy.malooly@ps.net
            -------------                             --------------------

                      Perot Systems to Host Conference Call


Plano, Texas - June 6, 2002 - Perot Systems Corporation (NYSE: PER) will host a conference call on Thursday, June 6 at 4:00 p.m. EDT to affirm its previous guidance, announce a buyback of its shares, and to discuss its response to certain allegations regarding the California energy trading market. The call in number is: (800) 453-1131 and it will also be webcast at www.perotsystems.com.

In announcing the conference call, Perot Systems President and CEO Ross Perot, Jr. said, "We have assured everyone - investors, government officials, clients, and the media - that we would work hard to get the facts and get them out quickly. That's what we're doing."


BUSINESS OUTLOOK

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. In formulating the company's projections, Perot Systems has considered recent sales, acquisitions and some large later-stage sales opportunities where key decisions are expected during the next few months.

Perot Systems is reiterating its previous guidance. Excluding an anticipated gain of up to $.01 per share, as a result of a $7.0 million non-recurring payment to Perot Systems associated with exiting a business relationship, offset by non-recurring expenses, Perot Systems expects second quarter 2002:

     o Revenue to range from $318 million to $330 million, representing year-to-year revenue growth of between 9% and 13%.

     o Earnings per share (diluted) to range from $.17 to $.18 per share.

For the full year, Perot Systems expects earnings per share to range from $.71 to $.76 per share. Perot Systems full year 2002 revenue will be dependent on the outcome of key sales prospect decisions during the next few months.



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STOCK BUYBACK

The board of directors has authorized the Company to use up to $50,000,000 (fifty million dollars) to repurchase shares of its Class A Common Stock. The purchases will be made from time to time as market and business conditions warrant, in open market, privately negotiated, or block transactions.

ADDITIONAL ITEMS

Additional topics of discussion are anticipated to include:

     o The company's relationship to the California Independent
       System Operator (ISO) and the California Power Exchange (PX).

     o An overview of the company's internal investigation into allegations regarding the California energy trading market.

     o Receipt of a subpoena from the office of the Attorney General of California relating to the California trading situation.

ABOUT PEROT SYSTEMS

Perot Systems is a worldwide provider of information technology services and business solutions. Through its flexible and collaborative approach, Perot Systems integrates expertise from across the company to deliver custom solutions that enable clients to accelerate growth, streamline operations, and create new levels of customer value. Headquartered in Dallas, Texas, Perot Systems has more than 400 clients and reported 2001 revenue of $1.2 billion. The company has more than 8,500 Associates located in the United States, Europe, and Asia. Additional information on Perot Systems is available at http://www.perotsystems.com

Statements contained within this press release may contain forward-looking statements, which involve risks and uncertainties that may cause actual results to vary from those contained in the forward-looking statements. In some cases, you can identify such forward-looking statements by terminology such as "may," "will," "could," "forecasts," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue." In evaluating all forward-looking statements, you should specifically consider various factors that may cause actual results to vary from those contained in the forward-looking statements, such as: the loss of major clients; deterioration of project and consulting-based revenue and profit associated with deteriorating market conditions; Perot Systems' ability to achieve future sales; changes in its UBS relationship and variability of revenue and expense associated with its largest customer; growing start-up businesses; the highly competitive market in which Perot Systems operates; the variability of quarterly operating results; changes in technology; and risks related to international operations. Please refer to the Perot Systems Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the U.S. Securities and Exchange Commission and available at www.sec.gov, for additional information regarding risk factors. Perot Systems disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments, or otherwise.


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